Exhibit 99.1
Rapid Micro Biosystems Reports Third Quarter 2022 Financial Results
Reports third quarter 2022 commercial revenue of $4.7 million
Delivered year-over-year recurring revenue growth of 34%
Reaffirms full year 2022 commercial revenue guidance of at least $17.0 million
LOWELL, Mass., November 10, 2022 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced its financial results for the third quarter ended September 30, 2022.
Recent Highlights
•Third quarter commercial revenue (combined product and service revenue) of $4.7 million
•Third quarter recurring revenue of $2.9 million
•Placed three new systems and completed validation of four new customer systems in the third quarter
•Announced RMBNucleus™ Mold Alarm for the Growth Direct® system
•Cash, cash equivalents and investments of $150.1 million at September 30, 2022

“We placed three systems in the third quarter, which was ahead of our expectations," said Robert Spignesi, President and CEO. "We also announced our innovative RMBNucleus Mold Alarm software product at the recent PDA Conference, which generated significant customer interest and excitement. Mold Alarm provides even more differentiation and value that we can deliver to customers with the Growth Direct platform. We are improving our commercial execution as we continue to expand in-person customer interactions and are confident that we are on the right path to drive future sales growth.”
Third Quarter Financial Results
Total (commercial) revenue for the third quarter of 2022 was $4.7 million, compared to commercial revenue of $6.3 million in the third quarter of 2021. The decrease was largely attributable to placing three Growth Direct systems in the quarter compared to 10 system placements in the prior-year period. This was partially offset by higher recurring consumables and service contract revenue, which increased 34% to $2.9 million, compared to $2.2 million in the third quarter last year. The Company completed validation of four new customer systems in the third quarter of 2022 compared to five in the prior-year period.
In the third quarter of 2022, the Company did not recognize any revenue from its contract with the U.S. Biomedical Advanced Research and Development Authority (“BARDA”), which was completed in the fourth quarter 2021. In the third quarter of 2021, the Company recognized $0.6 million of non-commercial revenue related to its BARDA contract.
Total cost of commercial revenue was $7.5 million in the third quarter of 2022, compared to $7.8 million in the third quarter of 2021, representing a decrease of 4%. The decrease was due to lower sales volume in systems and increased manufacturing efficiencies in consumables, partially offset by higher sales volume and one-time charges in consumables, lower overhead volume leverage in systems, and higher service costs associated with higher headcount, travel and materials to support increasing field service activity.
Total operating expenses were $14.1 million in the third quarter of 2022, compared to $10.8 million in the third quarter of 2021. The increase was mainly due to expenses related to the unsolicited offer in late June from Kennedy Lewis Investment Management to acquire all of the outstanding shares of the Company and the strategic review process announced in August. In addition, the Company recorded a charge of approximately $1.1 million in the third quarter of 2022 primarily related to severance, employee benefits and outplacement related costs under the restructuring plan also announced in August. The Company expects this plan to result in approximately $8.0 - $9.0 million in annualized cost savings by the first quarter of 2023.

Net loss for the third quarter of 2022 was $16.3 million, compared to $25.0 million in the third quarter of 2021. The decline was largely due to one-time charges incurred in the prior-year period related to an adjustment in the fair value of the Company's outstanding preferred stock warrants following the initial public offering and the repayment of the Company's term loan in September 2021, as well as higher net interest income in the current-year period, partially offset by higher operating expenses in the current-year period. Net loss per share attributable to common shareholders for the third quarter of 2022 was $0.38, compared to $0.71 in the third quarter of 2021.
Cash, cash equivalents and investments were $150.1 million, and the Company had no debt outstanding, as of September 30, 2022.
Full Year 2022 Outlook
The Company is reaffirming its prior full year 2022 revenue outlook of at least $17.0 million. This assumes that the Company will place at least two systems in the fourth quarter of the year.
Ongoing Review of Strategic Alternatives

As previously announced on August 12, 2022, the Company's Board of Directors is conducting a review of strategic alternatives to determine the best path to maximize shareholder value. The Board is progressing through its review, and the Company does not intend to provide further updates on the Board’s process unless and until it determines that further disclosure is appropriate or necessary. There can be no assurance that the strategic alternative process will result in the Company pursuing a particular transaction or any other strategic outcome.
Webcast Details
The Company will host a conference call before the market opens today, November 10, 2022, at 8:30 a.m. EST to discuss its third quarter 2022 financial results. The live call is accessible on the Company’s website at investors.rapidmicrobio.com and will be archived and available for replay for one year.
About Rapid Micro Biosystems
Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of in-line/at-the-line MQC automation to deliver faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making, that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Lexington, Massachusetts, Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on Twitter at @rapidmicrobio or on LinkedIn.
Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s full year 2022 revenue outlook range and expected future revenue and growth; expected placements of Growth Direct systems, anticipated timing of such placements and the impact on the Company’s commercial revenue; its expectations regarding customers capital purchasing decisions and the Company’s sales opportunities; expectations for the RMBNucleus Mold Alarm; the projected cost savings resulting from the Company’s organizational restructuring action; expectations regarding the Company’s improvements in commercial execution and enhanced sales and marketing processes; its Board of Directors’ review of strategic alternatives; and customer interest in and adoption of the Company's Growth Direct microbial quality control platform.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the impact of macroeconomic volatility and COVID-19 and its variants on the Company’s business and operations, including further delays in placements and validation of new systems; the Company’s organizational restructuring plan, including a reduction in workforce, may not result in the anticipated savings, could result in total costs and expenses that are greater than expected and could disrupt the Company’s business; the Company’s significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operating results; the Company’s limited experience in marketing and sales and the effectiveness of its sales processes; the Company’s need to develop new products and adapt to technological changes; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; the Company’s ability to maintain its manufacturing facility; risks related to third-parties; its ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; risks relation to the exploration of strategic alternatives; and the other important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 24, 2022, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.
Investor Contact:
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com
Media
media@rapidmicrobio.com

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$3,209	$4,824	$8,212	$12,630
Service revenue	1,530	1,479	4,547	4,152
Non-commercial revenue	—	596	—	1,242
Total revenue	4,739	6,899	12,759	18,024
Costs and operating expenses:
Cost of product revenue	5,627	6,298	13,220	17,900
Cost of service revenue	1,906	1,516	5,478	3,997
Cost of non-commercial revenue	—	396	—	1,282
Research and development	2,973	2,441	9,463	6,926
Sales and marketing	3,930	3,063	10,870	8,460
General and administrative	7,189	5,308	19,687	12,135
Total costs and operating expenses	21,625	19,022	58,718	50,700
Loss from operations	(16,886)	(12,123)	(45,959)	(32,676)
Other income (expense):
Interest income (expense), net	575	(761)	947	(2,603)
Change in fair value of preferred stock warrant liability	—	(8,160)	—	(19,643)
Loss on extinguishment of debt	—	(3,100)	—	(3,100)
Other income (expense), net	(21)	(823)	70	(840)
Total other income (expense), net	554	(12,844)	1,017	(26,186)
Loss before income taxes	(16,332)	(24,967)	(44,942)	(58,862)
Income tax expense (benefit)	7	20	(583)	57
Net loss	(16,339)	(24,987)	(44,359)	(58,919)
Accretion of redeemable convertible preferred stock to redemption value	—	210	—	(1,761)
Cumulative redeemable convertible preferred stock dividends	—	(451)	—	(2,747)
Net loss attributable to common stockholders — basic and diluted	$(16,339)	$(25,228)	$(44,359)	$(63,427)
Net loss per share attributable to Class A and Class B common stockholders — basic and diluted	$(0.38)	$(0.71)	$(1.05)	$(5.14)
Weighted average common shares outstanding — basic and diluted	42,517,992	35,316,099	42,404,243	12,344,619

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$25,832	$178,387
Short-term investments	89,062	15,110
Accounts receivable	4,658	5,005
Inventory	20,924	15,671
Prepaid expenses and other current assets	4,101	3,951
Total current assets	144,577	218,124
Property and equipment, net	13,230	11,304
Right-of-use assets, net	7,298	—
Long-term investments	35,214	9,966
Other long-term assets	1,313	1,491
Restricted cash	284	284
Total assets	$201,916	$241,169
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,670	$3,944
Accrued expenses and other current liabilities	7,391	10,917
Deferred revenue	3,404	3,305
Lease liabilities, short-term	747	—
Total current liabilities	15,212	18,166
Deferred rent, long term	—	813
Lease liabilities, long-term	7,467	—
Other long-term liabilities	221	1,210
Total liabilities	22,900	20,189
Total stockholders’ equity	179,016	220,980
Total liabilities and stockholders’ equity	$201,916	$241,169

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(44,359)	$(58,919)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,977	1,079
Stock-based compensation expense	2,914	1,165
Change in fair value of preferred stock warrant liability	—	19,643
Provision recorded for inventory	219	44
Noncash lease expense	846	—
Noncash interest expense	—	390
Loss (gain) on disposal of property and equipment	19	(18)
Accretion on investments	(237)	(4)
Loss on extinguishment of debt	—	3,100
Other	(116)	—
Changes in operating assets and liabilities:
Accounts receivable	346	(18)
Inventory	(5,472)	(5,247)
Prepaid expenses and other current assets	(152)	(2,552)
Other long-term assets	69	(653)
Accounts payable	(275)	(2,216)
Accrued expenses and other current liabilities	(2,770)	2,646
Deferred revenue	99	(520)
Other long-term liabilities	—	3
Net cash used in operating activities	(46,892)	(42,077)
Cash flows from investing activities:
Purchases of property and equipment	(5,929)	(1,251)
Proceeds from sale of property and equipment	—	20
Purchases of investments	(155,340)	—
Maturity of investments	55,000	15,000
Net cash (used) provided by investing activities	(106,269)	13,769
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	79,743
Proceeds from issuance of Class A common stock - stock option exercise	471	294
Proceeds from issuance of Class A common stock - employee stock purchase plan	159	—
Proceeds from issuance of restricted Class A stock award	—	523
Payments on finance lease obligations	(24)	—
Proceeds from initial public offering of Class A common stock, net of issuance costs	—	165,453
Proceeds from exercise of common stock warrants	—	13
Repayment of term loans	—	(26,159)
Payment of debt extinguishment fees	—	(1,866)
Net cash provided by financing activities	606	218,001
Net (decrease) increase in cash, cash equivalents and restricted cash	(152,555)	189,693
Cash, cash equivalents and restricted cash at beginning of period	178,671	30,179
Cash, cash equivalents and restricted cash at end of period	$26,116	$219,872